EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 5, 1996 included in Biomune Systems, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1996 and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP


ARTHUR ANDERSEN LLP


Salt Lake City, Utah
November 22, 1996